                                                                     EXHIBIT 21


                         FIRST UNITED BANCSHARES, INC.
                                  Subsidiaries


Name                                                   Jurisdiction of Incorporation
----                                                   -----------------------------

The First National Bank                                         United States
of El Dorado, El Dorado
Arkansas

First United Trust Company, N.A.                                United States
El Dorado, Arkansas

City National Bank                                              United States
of Fort Smith, Fort Smith
Arkansas

First National Bank                                             United States
of Magnolia, Magnolia
Arkansas

Merchants and Planters Bank                                     United States
N.A., Camden, Arkansas

Citizens National Bank of Hope                                  United States
Hope, Arkansas

Commercial Bank at Alma                                         Arkansas
Alma, Arkansas

The Bank of North Arkansas                                      Arkansas
Melbourne, Arkansas

First United Bank                                               Arkansas
Stuttgart, Arkansas

Peoples Bank & Loan Company                                     Arkansas
Lewisville, Arkansas

City Bank & Trust of Shreveport                                 Louisiana
Shreveport, Louisiana

First Republic Bank                                             Louisiana
Rayville, Louisiana

FirstBank                                                       Texas
Texarkana, Texas

Fredonia State Bank                                             Texas
Nacogdoches, Texas